CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2021 relating to the financial statements of The Real Brokerage Inc., appearing in the Annual Report on Form 40-F of The Real Brokerage Inc., for the year ended December 31, 2020.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel
January 13, 2022